Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-256698 on Form N-1A of our report dated November 26, 2024, relating to the financial statements and financial highlights of MassMutual Clinton Limited Term Municipal Fund, MassMutual Clinton Municipal Fund, MassMutual Clinton Municipal Credit Opportunities Fund, MassMutual Global Floating Rate Fund, MassMutual Global Credit Income Opportunities Fund, and MassMutual Emerging Markets Debt Blended Total Return Fund, each a series of MassMutual Advantage Funds, appearing in the Form N-CSR of MassMutual Advantage Funds for the year ended September 30, 2024, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm,” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 30, 2025